Focused on Our Future 3Q 2026 Strategic & Financial Highlights Published October 27, 2026

This presentation includes forward-looking statements based on information currently available to management unless the context requires otherwise, references to “we,” “us,” “our” and “FirstEnergy” refers to FirstEnergy Corp. and its subsidiaries. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the potential liabilities, increased costs and unanticipated developments resulting from government investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into July 21, 2021 and settlements with the U.S. Attorney’s Office for the Southern District of Ohio and the Securities and Exchange Commission (“SEC”); the risks and uncertainties associated with litigation, including the securities class action lawsuit, regulatory proceedings, arbitration, mediation and similar proceedings; changes in national and regional economic conditions affecting us and/or our customers and the vendors with which we do business, including geopolitical conflicts, recession, volatile interest rates, inflationary pressures, supply chain disruptions, higher fuel costs, and workforce impacts; variations in weather, such as mild seasonal weather variations and severe weather conditions (including events caused, or exacerbated, by climate change, such as wildfires, hurricanes, flooding, droughts, high wind events and extreme heat events) and other natural disasters, which may result in increased storm restoration expenses or material liability and negatively affect future operating results; the potential liabilities and increased costs arising from regulatory actions or outcomes in response to severe weather conditions and other natural disasters; legislative and regulatory developments, and executive orders, including, but not limited to, matters related to rates, generation resource adequacy, co-location of generation and large loads, and compliance and enforcement activity; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets, including the loss of FirstEnergy Corp.’s status as a well-known seasoned issuer; the risks associated with physical attacks, such as acts of war, terrorism, sabotage or other acts of violence, and cyber-attacks and other disruptions to our, or our vendors’, information technology systems, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to accomplish or realize anticipated benefits through establishing a culture of continuous improvement and our other strategic and financial goals, including, but not limited to, executing Energize365, our transmission and distribution investment plan, executing on our rate filing strategy, controlling costs, improving credit metrics, maintaining investment grade ratings, strengthening our balance sheet and growing earnings; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts may negatively impact our forecasted growth rate, results of operations and may also cause it to make contributions to its pension plans sooner or in amounts that are larger than currently anticipated; changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, our generation resource planning in West Virginia, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; human capital management challenges, including among other things, attracting and retaining appropriately trained and qualified employees and labor disruptions by our unionized workforce; changes to environmental laws and regulations, including, but not limited to, federal and state rules related to climate change, coal combustion residuals, and potential changes to such laws and regulations; changes in customers’ demand for power, including, but not limited to, economic conditions, development of data centers, the impact of climate change and emerging technology, particularly with respect to electrification, energy storage, co-location of generation and large loads, and distributed sources of generation; future actions taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; the potential of non-compliance with debt covenants in our credit facilities; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; changes to significant accounting policies; any changes in tax laws or regulations, including, but not limited to, the Inflation Reduction Act of 2022, the One Big Beautiful Bill Act of 2025, as signed into law on July 4, 2025, or adverse tax audit results or rulings and potential changes to such laws and regulations; the ability to meet our publicly-disclosed goals relating to climate-related matters, opportunities, improvements, and efficiencies, including FirstEnergy’s greenhouse gas reduction goals; and the risks and other factors discussed from time to time in FirstEnergy Corp.’s SEC filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by the FirstEnergy Corp. Board at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s Form 10-K, Form 10-Q and in other filings with the SEC. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise. Forward-Looking Statements Strategic & Financial Highlights - October 27, 20262

Non-GAAP Financial Matters 3 This presentation contains references to certain financial measures, including Core Earnings per share (“Core EPS”), as “non-GAAP financial measures,” which are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and exclude the impact of “special items” as described in greater detail on slides 19-25. Management uses non-GAAP financial measures to evaluate the company’s and its segments’ performance, and manage its operations and references non-GAAP financial measures in its decision- making, using them to facilitate historical and ongoing performance comparisons. Management believes that non-GAAP financial measures of Core EPS, including by segment, provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results, excluding the impacts described above, that may not be consistent or comparable across periods or across the company’s peer group. These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures, which for Core EPS is EPS attributable to FirstEnergy Corp. Also, such non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure, trends useful in evaluating the company’s ongoing core activities and results of operations, or otherwise warrant separate classification. Core EPS is calculated based on the weighted average number of common shares outstanding in the respective period. A reconciliation of forward-looking non-GAAP measures, including 2026 Core EPS, and Core EPS compound annual growth rate (“CAGR”) projections, to the most directly comparable GAAP measures is not provided because comparable GAAP measures are not available without unreasonable efforts due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Specifically, management cannot, without unreasonable effort, predict the impact of these special items in the context of Core EPS guidance, or Core EPS growth rate projections because these items, which could be significant, are difficult to predict and may be highly variable. In addition, the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. These special items are uncertain, depend on various factors and may have a material impact on our future GAAP results. Strategic & Financial Highlights - October 27, 2026

Key Takeaways for Today’s Call Strategic & Financial Highlights - October 27, 20264 (1) With respect to Core EPS guidance, the Company is unable to reconcile this forward-looking non-GAAP information without unreasonable efforts. Please see slide 3 for more information. ■ YTD Core EPS of $2.20 – 9% above 2025 ➢ Advancing key regulatory strategies ■ Reaffirming 2026 Core EPS(1) Guidance range of $2.62-$2.82, at or slightly above midpoint ■ Reaffirming Long-Term Core EPS(1) CAGR near the top end of 6-8% (2026-2030) ➢ Actively pursuing near-term investment opportunities to increase long-term earnings growth ■ Contracted data center demand nearly doubled at ~8 GW ➢ Pipeline demand at 19 GW; in active contract negotiations with ~4 GW ➢ WV Pipeline demand increased ~6x to ~6 GW ■ Expect order for WV Maidsville CCGT facility in 4Q26 ➢ Signed reservation agreement for turbines and secured 2030 delivery date ➢ On track to finalize all other major contracts ■ Additional generation investment opportunities to support strong WV demand ➢ Issued initial RFP for additional 3 GW of CCGTs; expect to provide an update in early 2027 ➢ Exploring near-term bridge power options and temporary behind-the-meter (BTM) solutions ■ Expect to increase transmission investments by at least 25% vs. current $19B plan ➢ Advancing transmission infrastructure upgrades to deliver reliability and resiliency ➢ Expanding and modernizing the regional transmission network to support unprecedented customer growth Executing on our commitments, delivering meaningful progress for our customers and expanding investment opportunities for long-term growth, with the right team in place to deliver

WV Generation Investment Opportunities

WV Maidsville

- **Expect approval of CPCN in 4Q26 to build CCGT generating facility**
- **Executing on key contracts:**
  - Signed reservation agreement for turbines and secured 2030 delivery date
  - Expect to finalize all other major contracts in the near-term
- **Advancing negotiations with a data center customer to serve as the long-term off-taker of the plant's output**
  - Agreement expected to include significant benefits for existing WV customers, pricing, and risk mitigation
- **Represents a major investment in WV and is the first step in a broader generation investment opportunity**

Additional WV Generation

- **Contracted and pipeline demand up ~6x to ~6 GW since beginning of the year**

Advancing discussions with 3 GW of potential load	Issued initial RFP for 3 GW of turbines and major equipment	Exploring bridge power options and temporary BTM solutions

- **Plan to provide additional updates in early 2027**

These investments support West Virginia's goals and create meaningful opportunities to enhance FirstEnergy's sustainable, long-term growth plans

5 Strategic & Financial Highlights - October 27, 2026
FirstEnergy

Incremental Transmission Investment Opportunities Strategic & Financial Highlights - October 27, 20266 Transmission Transmission investment has never been more important to support increasing demand and economic development in and around our service territory FE Ideally Located for Incremental Investment Opportunities ■ Transmission remains core to our investment strategy ■ Uniquely located in the heart of PJM ■ Our transmission network is positioned to serve as a critical backbone for future load growth, reliability, and regional economic development ■ Increasing demand requires a more flexible, resilient grid and the need for substantial organic investments to improve system performance – Rebuild/replace aging equipment to improve reliability for customers – Adding system features that allow operators to more swiftly react to changing conditions on the grid – Regional reliability projects that support regional grid stability and increasing customer demand – New large load connections to support data centers and AI growth 25%+ Expected increase in Transmission investments (2027-2031 vs. Current $19B Plan)

3rd Quarter 2026 Earnings Summary Strategic & Financial Highlights - October 27, 20267 $0.07 $0.76 $0.83 $0.07 $0.04 -$0.06 $0.10 3Q25 GAAP EPS Special Items 3Q25 Core EPS Distribution Integrated Stand-Alone Transmission Corp / Other $0.98 -$0.02 $0.96 3Q26 Core EPS Special Items 3Q26 GAAP EPS Dx $0.40 Int $0.32 SAT $0.21 Corp ($0.17) Dx $0.41 Int $0.31 SAT $0.21 Corp ($0.10) Dx $0.48 Int $0.35 SAT $0.15 Corp $0.00 Dx $0.49 Int $0.35 SAT $0.15 Corp ($0.03) See slides 19-25 for reconciliations of GAAP to Core EPS (Non-GAAP) and a description of special items. Rates & Investments +$0.01 Rates & Investments +$0.01 Rates & Investments +$0.01 Customer Demand +$0.02 Customer Demand +$0.02 O&M / Other OpEx +$0.03 O&M / Other OpEx +$0.01 Financing & Other +$0.01 Financing & Other -$0.07 (Primarily from absence of 3Q25 income tax benefits) Financing & Other $0.10 (Primarily from 3Q26 income tax benefits) Strong performance driven by customer-focused investments, demand, and financial discipline * Includes Rates & Investments + Customer Demand FE Core EPS Drivers Revenue* +$0.07 O&M/Other OpEx +$0.04 Financing & Other +$0.04

YTD 2026 Earnings Summary Strategic & Financial Highlights - October 27, 20268 See slides 19-25 for reconciliations of GAAP to Core EPS (Non-GAAP) and a description of special items. $0.17 $1.85 $2.02 $0.04 $0.05 -$0.01 $0.10 2025 GAAP EPS Special Items 2025 Core EPS Distribution Integrated Stand-Alone Transmission Corp / Other $2.20 -$0.04 $2.16 2026 Core EPS Special Items 2026 GAAP EPS Dx $1.05 Int $0.75 SAT $0.48 Corp ($0.43) Dx $1.08 Int $0.75 SAT $0.48 Corp ($0.29) Dx $1.12 Int $0.80 SAT $0.47 Corp ($0.19) Dx $1.16 Int $0.83 SAT $0.47 Corp ($0.30) Rates & Investments +$0.03 Rates & Investments +$0.04 Rates & Investments +$0.07 Customer Demand +$0.03 O&M / Other OpEx +$0.01 Financing & Other -$0.02 Financing & Other -$0.08 (Primarily from absence of 3Q25 income tax benefits) Financing & Other $0.10 (Primarily from 3Q26 income tax benefits) 9% Core EPS growth Reaffirming 2026 Core EPS(1) Guidance range of $2.62 - $2.82, at or slightly above midpoint (1) With respect to Core EPS guidance, the Company is unable to reconcile this forward-looking non- GAAP information without unreasonable efforts. Please see slide 3 for more information. * Includes Rates & Investments + Customer Demand FE Core EPS Drivers Revenue* +$0.17 O&M/Other OpEx +$0.01

2026 Key Financial Updates Strategic & Financial Highlights - October 27, 20269 YTD 2026 Investments: $4.9B Y-o-Y FE Total / Transmission Rate Base Growth: 9.9% / 14.0% Confident in our 2026 outlook and ability to deliver sustainable value for shareholders Q-o-Q Industrial Load Growth: +3.3% Subsidiary Debt Financing Plan: $2.6B Key Financial Metrics Key Highlights Strong YTD26 results reinforce our confidence in the path ahead Strong capital deployment resulted in 23% Y-o-Y increase Execution drives robust Transmission rate base growth Strength in manufacturing and data center activity Average interest rate of 4.7% Higher investments in 2026 driven by reliability, resiliency, new business, and elevated storm activity Transmission rate base growth by segment: Integrated +21% | Stand-Alone +11% Total weather-adjusted load growth in each of the last four quarters, led by the Industrial class Completed 2026 subsidiary debt financing plan in line with plan TTM FE Earned ROE: 9.5% In line with targeted returns

Regulatory Updates

NEW JERSEY

Base Rate Case

- **Filed on August 6, 2026**
  - 12-month test year ending 6/30/26
- ~$1B increase in Rate Base since last rate increase (Feb. '24)
- Engaged with Governor Sherrill's Administration, BPU and Rate Counsel
  - Consistent with objectives of Executive Order 1 to delay rate increase
- Expect rates effective in 2Q27, with customer bill impacts delayed until 2028

MARYLAND

Base Rate Case

- **Filed on September 4, 2026**
  - 12-month test year ending 3/31/26
- ~$200M increase in Rate Base since last rate increase (Oct. '23)
- Hearings scheduled in January 2027
- Expect rates effective in April 2027

WEST VIRGINIA

Inflation and Investment Adj.

- **Received approval on July 31, 2026**
  - $76M cumulative revenue increase approved, as filed, with rate increases effective 8/1/26 and 6/1/27
  - Stay-out until April 2028

CPCN Filing

- Hearings occurred in July
- **Expect regulatory order in 4Q26**

We continue to make solid progress advancing key regulatory strategies that support our customer-focused investments to deliver tangible value for our customers

10 Strategic & Financial Highlights - October 27, 2026

FirstEnergy

Long-Term Financial Plan Updates Strategic & Financial Highlights - October 27, 202611 As we roll forward our plan with incremental investments, we will continue to maintain the financial discipline and balance sheet strength while delivering value for customers and shareholders February 2026 4Q 2026 February 2027 Timeframe 2026-2030 Base Plan 2026-2030 with Maidsville 2027-2031 Base Plan Investment Plan $36B ▪ Expect to update plan shortly after receiving Maidsville order ▪ Incremental WV Rate Base growth in 2029-beyond ▪ Plan to fund ~35% of Maidsville investment with equity/equity- like content ▪ Expect to roll forward plan with comprehensive update ▪ Strong Rate Base growth reflecting at least 25% increase in Transmission investments ▪ Plan to fund up to 35% of incremental investments with equity/equity-like content Rate Base CAGR 10.4% Core EPS CAGR 6-8% Near the top end Equity/Equity-like Content Up to $2B

Shareholder Value Proposition

- **$36B Customer-focused Investment Plan (2026-2030), driving 10.4% Rate Base CAGR**
  - **75% of projected investments in formula-rate recovery**, reducing regulatory lag
- **Expect to deliver near the top end of 6-8% Core EPS[1] CAGR through 2030**

- **Targeting ~14% FFO/Debt; Committed to maintaining BBB/Baa2 credit profile**
- **Strategic mix of cash from ops, debt and modest equity to fund growth**
- Focused on **continuous improvement** and **financial discipline**

- **Constructive regulatory frameworks** with **strong relationships** that support ongoing collaboration
- **Diversified and low-risk T/D/G assets** with a **focus on affordability**
- **Focused on delivering on our commitments,** supporting customers and investors

- **Total shareholder return opportunity of ~12%, with upside potential**
- **Committed to dividend growth** in line with 60%-70% payout ratio of Core EPS

Our diversified service territory, low-risk investment plan and a strong affordability position, provides the opportunity to significantly enhance the customer experience and provide attractive risk-adjusted returns to our investors

12

Strategic & Financial Highlights - October 27, 2026

[1] With respect to Core EPS guidance, the Company is unable to reconcile this forward-looking non-GAAP information without unreasonable efforts. Please see slide 3 for more information.

FirstEnergy

Quarterly Support & GAAP to Non-GAAP Reconciliations Strategic & Financial Highlights - October 27, 2026 14. Data Center Overview 15. Wires Sales Summary 16. 2026 Regulatory Calendar 17. TTM Earned ROE Summary 18. Credit Ratings Summary Quarterly Support (Slide) 13 See YE25 Investor FactBook for additional information including FirstEnergy overview, 2026-2030 Financial plan, and additional business segment details 19. 3Q26 & 3Q25 GAAP to Non-GAAP Earnings Reconciliations 20. YTD26 & YTD25 GAAP to Non-GAAP Earnings Reconciliations 21. Special Items Descriptions 22. 3Q26 Earnings Results 23. 3Q25 Earnings Results 24. YTD26 Earnings Results 25. YTD25 Earnings Results GAAP to Non-GAAP Reconciliations (Slide)

Data Center Overview

FE: Cumulative Data Center Demand

Contracted Demand
7.9 GW
Nearly doubled
since YE25

Total Demand
27 GW
~60% increase
since YE25



Contracted
Pipeline
2,190
6,730
6,390
13,120
7,880
19,070
26,950
(MW)
2026F
2031F
2036F

- Contracted represents a contract to construct facilities and/or an electric service agreement
- General rule of thumb: ~$250M of transmission network upgrades for each 1 GW
  - Upgrades associated with contracted demand signed since Feb. 2026 not included in 2026-2030 investment plan

Data Center Demand – By State

(MW)		2026F	2031F	2036F
OH	Contracted	900	2,420	2,570
	Pipeline	-	1,515	6,790
	Total	**900**	**3,935**	**9,360**
PA	Contracted	275	2,010	2,010
	Pipeline	-	1,670	3,400
	Total	**275**	**3,680**	**5,410**
MD	Contracted	825	2,045	3,045
	Pipeline	-	670	1,585
	Total	**825**	**2,715**	**4,630**
WV	Contracted	175	175	175
	Pipeline	-	1,605	5,870
	Total	**175**	**1,780**	**6,045**
NJ	Contracted	15	80	80
	Pipeline	-	930	1,425
	Total	**15**	**1,010**	**1,505**
FE	Contracted	2,190	6,730	7,880
	Pipeline	-	6,390	19,070
	Total	**2,190**	**13,120**	**26,950**

+5.0 GW vs. YE25

Increase vs. YE25: Contracted: +3.8 GW; Total: +10.0 GW

Potential Additions

(Not in Pipeline)



117 GW
OH
PA
MD
WV
NJ

Load Studies [(1)]

We are uniquely positioned to take advantage of data center growth, both in our service territory and across the region

14 Strategic & Financial Highlights - October 27, 2026

[(1)] Represents TTM 3Q26 Detailed Load Studies (DLS) / Conceptual Load Studies (CLS) greater than 500 MWs, not contracted or included in FE pipeline

FirstEnergy

Wires Sales Summary Actual Sales and Weather-Adjusted Sales Strategic & Financial Highlights - October 27, 202615 (1) Commercial includes street lighting 3Q26 Weather Summary Days % Chg EPS Impact vs Normal CDD 27 4% $0.03 HDD (9) -16% vs 3Q25 CDD 38 5% $0.02 HDD 8 20% CDD HDD (MWh in thousands) Actual Sales 3Q25 3Q26 % Chg TTM25 TTM26 % Chg Residential 15,448 15,597 1.0% 55,488 56,385 1.6% Commercial(1) 10,597 10,850 2.4% 39,339 40,133 2.0% Industrial 13,667 14,124 3.3% 52,335 53,417 2.1% Total 39,712 40,571 2.2% 147,163 149,934 1.9% (MWh in thousands) Weather-Adjusted Sales 3Q25 3Q26 % Chg TTM25 TTM26 % Chg Residential 15,295 15,206 -0.6% 55,397 55,367 -0.1% Commercial(1) 10,634 10,747 1.1% 39,410 39,811 1.0% Industrial 13,667 14,124 3.3% 52,335 53,417 2.1% Total 39,596 40,077 1.2% 147,142 148,595 1.0% 0 100 200 300 400 500 1,500 1,250 1,000 750 500 250 Jul-25 Aug-25 Sep-25 Oct-25 Nov-25 Dec-25 Jan-26 Feb-26 Mar-26 Apr-26 May-26 Jun-26 Jul-26 Aug-26 Sep-26 HDD CDD HDD Norm CDD Norm

2026 Regulatory Calendar

Select Proceedings

Jurisdiction	Regulatory Matter	Key Dates
Ohio	▪ Three-Year Rate Plan (TYRP) ▪ Data Center Tariff	▪ Application filed 5/22/26 and deemed complete 7/1/26; PUCO Staff Report due by 11/30/26; PUCO Staff testimony due 2/22/27; Evidentiary hearings commence 3/1/27 ▪ Proposed tariff filed 6/12/26; Comments filed 8/6/26 and reply comments filed 8/25/26
Pennsylvania	▪ Default Service Plan VII	▪ Hearings held 6/15/26; Non-unanimous settlement filed 7/2/26; Settlement partially approved 10/22/26; Effective 6/1/27
New Jersey	▪ Base Rate Case	▪ Filed 8/6/2026; Expect new rates effective 2Q27 with customer bill impacts delayed until 2028
West Virginia	▪ CPCN ▪ Base Rate Case / Inflation & Investment Adj.	▪ Filed 2/13/26; Hearings held 7/16/26-7/17/26; expect regulatory order in 4Q26 ▪ Filed 5/15/26; PSC order issued 7/31/26 approving Inflation & Plant Investment Adjustment with new base rates effective 8/1/26 and 6/1/27
Maryland	▪ Base Rate Case	▪ Filed 9/4/26; Evidentiary hearing to be held 1/11/27-1/13/27; PSC order due by 4/2/27 for new distribution rates effective 4/3/27
FERC	▪ Large Load Integration ▪ PJM Reliability Backstop Procurement ▪ PJM Governance ▪ PJM Interim Resource Adequacy Service (IRAS)	▪ Compliance filings in response to FERC's 6/18/26 "order to show cause" addressing large load matters, including interconnection cost transparency, transmission rate design, and pro forma customer agreements, due 11/16/26 ▪ PJM expected to file revisions to its RBP proposal by 10/30/26 following FERC's 9/29/26 order, which suspended the contemplated procurement until 2/28/27 ▪ PJM expected to present edits to governance documents consistent with the Members Term Sheet in November, and subsequently file for FERC approval before the end of the year ▪ In its 10/9/26 order, FERC accepted PJM's definition of large loads and PJM's proposed Large Load Registry but rejected PJM's core IRAS proposal and the associated "bring your own new capacity" framework

16 Strategic & Financial Highlights - October 27, 2026

FirstEnergy

TTM Earned ROE Summary TTM 9/30/26 Strategic & Financial Highlights - October 27, 202617 10.45% 11.7% 10.3% 9.88% 10.45% 9.5% 9.8% 10.2% 9.6% 10.05% 9.63% KATCo TrAILCo MAIT ATSI MD (Tx) MD (Dx) WV NJ (Tx) NJ (Dx) PA OH Allowed ROE by Jurisdiction(1) (1) See Slides 25-43 of the Investor FactBook (published 2/17/26) for additional details on Rate Base, ROEs, and Capital Structure (2) Represents allowed ROE in Nov. 2025 PUCO order in 2024 base rate case. (3) Represents current PA PUC benchmark ROE used for DSIC purposes. ROE was Settled in the last rate case. (3) Strong ROE reflects execution of regulated strategies and financial discipline Segment Legend Distribution Integrated Stand-Alone Tx TTM Consolidated ROE in line with targeted ROE of 9.5%-10% FE Consolidated ROEs Note: ROEs calculated based on period-end Rate Base as noted above. Certain jurisdictions, including Transmission and WV/MD, use a 13-month average rate base for regulatory purposes. 8.8% 9.4% 9.8% 9.5% 2023A 2024A 2025A 9/30/26 Equity Layer 52% 53% 53% 53% Rate Base $26.3B $25.6B $27.8B $29.8B FE’s ownership of FET (including MAIT class B shares) of 82.8% at 12/31/23, 56.5% at 12/31/24, 55.9% at 12/31/25, and 55.5% at 9/30/26. (2)

Credit Ratings

As of October 27, 2026

	Issuer			Senior Secured			Senior Unsecured			Outlook		
	S&P	Moody's	Fitch	S&P	Moody's	Fitch	S&P	Moody's	Fitch	S&P	Moody's	Fitch
FirstEnergy Corp.*	BBB+	Baa3	BBB				BBB	Baa3	BBB	S	P	S
Distribution Segment												
FirstEnergy Pennsylvania Electric Co.	A-	A3	A-	A	A1		A-	A3	A	S	S	S
Cleveland Electric Illuminating	BBB+	Baa3	BBB+				BBB+	Baa3	A-	S	S	S
Ohio Edison	A-	A3	BBB+	A	A1	A	A-	A3	A-	S	S	S
Toledo Edison	BBB+	Baa2	BBB+	A	A3	A				S	S	S
Integrated Segment												
Jersey Central Power & Light	BBB+	A3	A-				BBB+	A3	A	S	S	S
Monongahela Power	BBB	Baa2	A-	A-	A3	A+		Baa2		P	S	S
Allegheny Generating Co.	BBB-	Baa2	A-							S	S	S
Potomac Edison	BBB	Baa2	BBB+	A-	A3	A				P	S	S
Stand-Alone Transmission Segment												
FirstEnergy Transmission*	A	Baa2	BBB+				A-	Baa2	BBB+	S	S	S
American Transmission Systems Inc.	A	A3	A				A	A3	A+	S	S	S
Mid-Atlantic Interstate Transmission	A	A3	A				A	A3	A+	S	S	S
Trans-Allegheny Interstate Line Co.	A	A3	A				A	A3	A+	S	S	S
Keystone Appalachian Transmission Co.		A3	A-								S	S

*Holding company

Ratings are not recommendations to buy, sell, or hold securities. Ratings are subject to change or withdrawal at any time by the credit rating agencies.

S = Stable
P = Positive
N = Negative

Most Recent Ratings Changes

- **On September 15, 2026, Fitch affirmed the ratings of FirstEnergy Corp. (FE) and all subsidiaries.**
  - Fitch affirmed the outlook of FE and all subsidiaries excluding Ohio Edison (OE), Cleveland Electric (CEI), and Toledo Edison (TE).
  - Fitch changed the outlook of OE, CEI, and TE to stable.
- **On March 30, 2026, Moody's changed the outlook of FE to positive from stable**
  - Moody's also affirmed FE's ratings, including its Baa3 Issuer and senior unsecured ratings
- **On December 23, 2025, S&P upgraded FE's issuer rating to BBB+ from BBB.**
  - S&P also upgraded all subsidiaries one notch, excluding TE, Mon Power (MP) and Potomac Edison (PE).
  - S&P affirmed the ratings of TE, MP and PE and revised the outlook of TE to stable and the outlooks of MP and PE to positive.

FE Corp. and all subsidiaries are investment grade at all three rating agencies

18 Strategic & Financial Highlights - October 27, 2026

FirstEnergy

GAAP to Non-GAAP Earnings Reconciliations

3Q26 and 3Q25

3Q26	Dx	Int	SAT	Corp	FE Cons
Earnings (Loss) Attributable to FE Corp. (GAAP, $M)	$284	$205	$85	($17)	$557
Earnings (Loss) Per Share	$0.49	$0.35	$0.15	($0.03)	$0.96
Net Pension/OPEB credits	(0.01)	(0.01)	-	-	(0.02)
Investigation and other related costs	-	-	-	0.03	0.03
Reorganization costs	-	0.01	-	-	0.01
Total Special Items	**(0.01)**	**-**	**-**	**0.03**	**0.02**
Core Earnings (Loss) Per Share – Non-GAAP	**$0.48**	**$0.35**	**$0.15**	**$0.00**	**$0.98**

3Q25	Dx	Int	SAT	Corp	FE Cons
Earnings (Loss) Attributable to FE Corp. (GAAP, $M)	$230	$183	$122	($94)	$441
Earnings (Loss) Per Share	$0.40	$0.32	$0.21	($0.17)	$0.76
Net Pension/OPEB credits	-	(0.01)	-	-	(0.01)
Investigation and other related costs	-	-	-	0.05	0.05
Regulatory charges	0.01	-	-	-	0.01
Strategic transaction charges	-	-	-	0.02	0.02
Total Special Items	**0.01**	**(0.01)**	**-**	**$0.07**	**$0.07**
Core Earnings (Loss) Per Share – Non-GAAP	**$0.41**	**$0.31**	**$0.21**	**($0.10)**	**$0.83**

Per share amounts for the special items above are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rate ranges from 21% to 29%. Basic EPS and Core EPS (Non-GAAP) are based on 579M shares for the third quarter of 2026 and 577M shares for the third quarter of 2025.

Please see slide 3 for more information.

19 Strategic & Financial Highlights - October 27, 2026

FirstEnergy

GAAP to Non-GAAP Earnings Reconciliations

YTD 2026 and YTD 2025

YTD 2026	Dx	Int	SAT	Corp	FE Cons
Earnings (Loss) Attributable to FE Corp. (GAAP, $M)	$673	$481	$273	($177)	$1,250
Earnings (Loss) Per Share	$1.16	$0.83	$0.47	($0.30)	$2.16
Net Pension/OPEB credits	(0.03)	(0.04)	-	-	(0.07)
ARO regulatory change	(0.01)	-	-	-	(0.01)
Investigation and other related costs	-	-	-	0.11	0.11
Reorganization costs	-	0.01	-	-	0.01
Total Special Items	**(0.04)**	**(0.03)**	**-**	**0.11**	**0.04**
Core Earnings (Loss) Per Share – Non-GAAP	**$1.12**	**$0.80**	**$0.47**	**($0.19)**	**$2.20**

YTD 2025	Dx	Int	SAT	Corp	FE Cons
Earnings (Loss) Attributable to FE Corp. (GAAP, $M)	$609	$435	$278	($253)	$1,069
Earnings (Loss) Per Share	$1.05	$0.75	$0.48	($0.43)	$1.85
Net Pension/OPEB credits	(0.01)	(0.03)	-	-	(0.04)
Debt-related costs	-	-	-	0.03	0.03
Investigation and other related costs	-	-	-	0.09	0.09
Regulatory charges	0.01	-	-	-	0.01
Reorganization costs	0.03	0.03	-	-	0.06
Strategic transaction costs	-	-	-	0.02	0.02
Total Special Items	**0.03**	**-**	**-**	**$0.14**	**$0.17**
Core Earnings (Loss) Per Share – Non-GAAP	**$1.08**	**$0.75**	**$0.48**	**($0.29)**	**$2.02**

Per share amounts for the special items above are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rate ranges from 21% to 29%. Basic EPS and Core EPS (Non-GAAP) are based on 578M shares for the YTD September 2026 period and 577M shares for the YTD September 2025 period.

Please see slide 3 for more information.

20 Strategic & Financial Highlights - October 27, 2026

FirstEnergy

Special Items Descriptions YTD 2026 and YTD 2025 Strategic & Financial Highlights - October 27, 2026 ■ Net Pension/OPEB credits: Reflects net periodic pension and OPEB benefit costs and credits, excluding amounts recovered through formula rates. ■ ARO regulatory change: Related to changes in asset retirement obligations, primarily associated with changes in estimates for remediation obligations for various legacy coal combustion residual sites and the transfer of the McElroy’s Run coal ash disposal site to a third party. ■ Debt-related costs: Primarily reflects costs associated with the redemption and early retirement of debt. ■ Investigation and other related costs: Primarily reflects legal and advisory expenses related to the government investigations. ■ Regulatory charges: Primarily reflects the impact of regulatory agreements, proceedings, audits, concessions or orders requiring certain commitments, refunds, and/or disallowing the recoverability of costs, net of related credits. ■ Reorganization costs: Primarily reflects transition and benefit costs associated with the Company's reorganization and transformation. ■ Signal Peak earnings impact: Reflects the after-tax equity earnings related to FirstEnergy’s former 33% interest in Signal Peak. ■ Strategic transaction charges: Primarily reflects the net tax charges and related updates associated with the FET interests sales and other charges related to the exit of a legacy purchase power contract. Note: Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating, the Company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. 21

3rd Quarter 2026 Earnings Results

GAAP

	(in millions, except for per share amounts)	Dx	Int	SAT	Corp	FE
(1)	Electric sales	$ 2,214	$ 1,784	$ 496	$ 8	$ 4,502
(2)	Other	39	26	5	(15)	55
(3)	Total Revenues	2,253	1,810	501	(7)	4,557
(4)	Fuel	—	189	—	—	189
(5)	Purchased power	783	684	—	4	1,471
(6)	Other operating expenses	656	600	82	(15)	1,323
(7)	Provision for depreciation	165	144	100	18	427
(8)	Amortization (deferral) of regulatory assets, net	42	(146)	1	—	(103)
(9)	General taxes	203	35	64	13	315
(10)	Total Operating Expenses	1,849	1,506	247	20	3,622
(11)	Operating Income (Loss)	404	304	254	(27)	935
(12)	Miscellaneous income (expense), net	26	28	(6)	(9)	39
(13)	Interest expense	(110)	(85)	(89)	(61)	(345)
(14)	Capitalized financing costs	9	18	28	—	55
(15)	Total Other Income (Expense)	(75)	(39)	(67)	(70)	(251)
(16)	Income taxes (benefits)	45	60	44	(80)	69
(17)	Income attributable to noncontrolling interest	—	—	58	—	58
(18)	Earnings (Loss) Attributable to FE	$ 284	$ 205	$ 85	$ (17)	$ 557
(19)	Average Shares Outstanding			579		
(20)	Earnings (Loss) per Share	$ 0.49	$ 0.35	$ 0.15	$ (0.03)	$ 0.96

Special Items

	(in millions, except for per share amounts)	Dx	Int	SAT	Corp	FE
(1)	Electric sales	$ —	$ —	$ —	$ —	$ —
(2)	Other	—	—	—	—	—
(3)	Total Revenues	—	—	—	—	—
(4)	Fuel	—	—	—	—	—
(5)	Purchased power	—	—	—	—	—
(6)	Other operating expenses	(9) (a)(d)	(12) (a)(d)	—	(20) (a)(c)	(41)
(7)	Provision for depreciation	—	—	—	—	—
(8)	Amortization (deferral) of regulatory assets, net	—	—	—	—	—
(9)	General taxes	—	—	—	—	—
(10)	Total Operating Expenses	(9)	(12)	—	(20)	(41)
(11)	Operating Income (Loss)	9	12	—	20	41
(12)	Miscellaneous income (expense), net	(17) (a)	(18) (a)	—	3 (a)	(32)
(13)	Interest expense	—	—	—	1 (b)	1
(14)	Capitalized financing costs	—	—	—	—	—
(15)	Total Other Income (Expense)	(17)	(18)	—	4	(31)
(16)	Income taxes (benefits)	(3) (a)(d)	(3) (a)(d)	—	5 (a)(c)	(1)
(17)	Income attributable to noncontrolling interest	—	—	—	—	—
(18)	Earnings (Loss) Attributable to FE	$ (5)	$ (3)	$ —	$ 19	$ 11
(19)	Average Shares Outstanding			579		
(20)	Earnings (Loss) per Share	$ (0.01)	$ —	$ —	$ 0.03	$ 0.02

Core

	(in millions, except for per share amounts)	Dx	Int	SAT	Corp	FE
(18)	Earnings (Loss) Attributable to FE	$ 279	$ 202	$ 85	$ 2	$ 568
(19)	Average Shares Outstanding			579		
(20)	Earnings (Loss) per Share	$ 0.48	$ 0.35	$ 0.15	$ —	$ 0.98

Special Items (after-tax impact):

	Dx	Int	SAT	Corp	FE
(a) Net Pension/OPEB credits	$ (6)	$ (7)	$ —	$ —	$ (13)
(b) ARO regulatory change	—	—	—	1	1
(c) Investigation and other related costs	—	—	—	18	18
(d) Reorganization costs	1	4	—	—	5
Impact to Earnings	$ (5)	$ (3)	$ —	$ 19	$ 11

22 Strategic & Financial Highlights - October 27, 2026

FirstEnergy

3rd Quarter 2025 Earnings Results

	(in millions, except for per share amounts)	GAAP				
		Dx	Int	SAT	Corp	FE
(1)	Electric sales	$ 1,977	$ 1,640	$ 483	$ 4	$ 4,104
(2)	Other	43	13	5	(17)	44
(3)	Total Revenues	2,020	1,653	488	(13)	4,148
(4)	Fuel	—	163	—	—	163
(5)	Purchased power	681	655	—	5	1,341
(6)	Other operating expenses	570	337	75	(6)	976
(7)	Provision for depreciation	165	141	92	19	417
(8)	Amortization of regulatory assets, net	46	42	1	—	89
(9)	General taxes	209	37	73	13	332
(10)	Total Operating Expenses	1,671	1,375	241	31	3,318
(11)	Operating Income (Loss)	349	278	247	(44)	830
(12)	Miscellaneous income (expense), net	22	22	4	(7)	41
(13)	Interest expense	(101)	(75)	(83)	(53)	(312)
(14)	Capitalized financing costs	8	18	24	1	51
(15)	Total Other Income (Expense)	(71)	(35)	(55)	(59)	(220)
(16)	Income taxes (benefits)	48	60	(21)	(9)	78
(17)	Income attributable to noncontrolling interest	—	—	91	—	91
(18)	Earnings (Loss) Attributable to FE	$ 230	$ 183	$ 122	$ (94)	$ 441
(19)	Average Shares Outstanding			577		
(20)	Earnings (Loss) per Share	$ 0.40	$ 0.32	$ 0.21	$ (0.17)	$ 0.76

		Special Items				
		Dx	Int	SAT	Corp	FE
(1)	Electric sales	$ 11 (e)	$ —	$ —	$ (5) (g)	$ 6
(2)	Other	—	—	—	—	—
(3)	Total Revenues	11	—	—	(5)	6
(4)	Fuel	—	—	—	—	—
(5)	Purchased power	—	—	—	(6) (g)	(6)
(6)	Other operating expenses	(13) (a)(f)	(8) (a)(f)	—	(28) (a)(c)(d)(g)	(49)
(7)	Provision for depreciation	—	—	—	—	—
(8)	Amortization of regulatory assets, net	—	—	—	—	—
(9)	General taxes	—	—	—	—	—
(10)	Total Operating Expenses	(13)	(8)	—	(34)	(55)
(11)	Operating Income (Loss)	24	8	—	29	61
(12)	Miscellaneous income (expense), net	(14) (a)	(15) (a)	—	5 (a)(b)	(24)
(13)	Interest expense	—	1 (e)	—	1 (c)	2
(14)	Capitalized financing costs	—	—	—	—	—
(15)	Total Other Income (Expense)	(14)	(14)	—	6	(22)
(16)	Income taxes (benefits)	2 (a)(e)(f)	(2) (a)(e)(f)	—	2 (a)-(d)(g)	2
(17)	Income attributable to noncontrolling interest	—	—	—	—	—
(18)	Earnings (Loss) Attributable to FE	$ 8	$ (4)	$ —	$ 33	$ 37
(19)	Average Shares Outstanding			577		
(20)	Earnings (Loss) per Share	$ 0.01	$ (0.01)	$ —	$ 0.07	$ 0.07

		Core				
		Dx	Int	SAT	Corp	FE
(18)	Earnings (Loss) Attributable to FE	$ 238	$ 179	$ 122	$ (61)	$ 478
(19)	Average Shares Outstanding			577		
(20)	Earnings (Loss) per Share	$ 0.41	$ 0.31	$ 0.21	$ (0.10)	$ 0.83

Special Items (after-tax impact):	Dx	Int	SAT	Corp	FE
(a) Net Pension/OPEB credits	$ (3)	$ (6)	$ —	$ 1	$ (8)
(b) Signal Peak earnings impact	—	—	—	1	1
(c) ARO regulatory change	—	—	—	1	1
(d) Investigation and other related costs	—	—	—	23	23
(e) Regulatory charges	8	—	—	—	8
(f) Reorganization costs	3	2	—	—	5
(g) Strategic transaction charges	—	—	—	7	7
Impact to Earnings	$ 8	$ (4)	$ —	$ 33	$ 37

23 Strategic & Financial Highlights - October 27, 2026

FirstEnergy

YTD 2026 Earnings Results

GAAP (in millions, except for per share amounts)

		Dx	Int	SAT	Corp	FE
(1)	Electric	$5,843	$4,713	$1,542	$ 22	$12,120
(2)	Other	114	234	19	(50)	317
(3)	Total Revenues	5,957	4,947	1,561	(28)	12,437
(4)	Fuel	—	506	—	—	506
(5)	Purchased power	2,153	1,891	—	13	4,057
(6)	Other operating expenses	2,034	1,690	256	(32)	3,948
(7)	Provision for depreciation	494	425	295	58	1,272
(8)	Amortization (deferral) of regulatory assets, net	(375)	(414)	4	—	(785)
(9)	General taxes	620	111	231	37	999
(10)	Total Operating Expenses	4,926	4,209	786	76	9,997
(11)	Operating Income (Loss)	1,031	738	775	(104)	2,440
(12)	Miscellaneous income (expense), net	86	78	—	(25)	139
(13)	Interest expense	(327)	(246)	(262)	(173)	(1,008)
(14)	Capitalized financing costs	25	55	80	1	161
(15)	Total Other Expense	(216)	(113)	(182)	(197)	(708)
(16)	Income taxes (benefits)	142	144	137	(124)	299
(17)	Income attributable to noncontrolling interest	—	—	183	—	183
(18)	Earnings (Loss) Attributable to FE	$ 673	$ 481	$ 273	$ (177)	$ 1,250
(19)	Average Shares Outstanding			578		
(20)	Earnings (Loss) per Share	$ 1.16	$ 0.83	$ 0.47	$ (0.30)	$ 2.16

Special Items

		Dx	Int	SAT	Corp	FE
(1)	Electric	$ —	$ —	$ —	$ —	$ —
(2)	Other	—	—	—	—	—
(3)	Total Revenues	—	—	—	—	—
(4)	Fuel	—	—	—	—	—
(5)	Purchased power	—	—	—	—	—
(6)	Other operating expenses	(19) [a][b][d]	(26) [a][d]	—	(71) [a][c]	(116)
(7)	Provision for depreciation	—	—	—	—	—
(8)	Amortization (deferral) of regulatory assets, net	—	—	—	—	—
(9)	General taxes	—	—	—	—	—
(10)	Total Operating Expenses	(19)	(26)	—	(71)	(116)
(11)	Operating Income (Loss)	19	26	—	71	116
(12)	Miscellaneous income (expense), net	(52) [a]	(54) [a]	—	11 [a]	(95)
(13)	Interest expense	—	—	—	3 [b]	3
(14)	Capitalized financing costs	—	—	—	—	—
(15)	Total Other Expense	(52)	(54)	—	14	(92)
(16)	Income taxes (benefits)	(9) [a][b][d]	(9) [a][d]	—	18 [a]-[c]	—
(17)	Income attributable to noncontrolling interest	—	—	—	—	—
(18)	Earnings (Loss) Attributable to FE	$ (24)	$ (19)	$ —	$ 67	$ 24
(19)	Average Shares Outstanding			578		
(20)	Earnings (Loss) per Share	$ (0.04)	$ (0.03)	$ —	$ 0.11	$ 0.04

Core

		Dx	Int	SAT	Corp	FE
(18)	Earnings (Loss) Attributable to FE	$ 649	$ 462	$ 273	$ (110)	$ 1,274
(19)	Average Shares Outstanding			578		
(20)	Earnings (Loss) per Share	$1.12	$0.80	$0.47	$(0.19)	$2.20

Special Items (after-tax impact):

	Dx	Int	SAT	Corp	FE
(a) Net Pension/OPEB credits	$ (18)	$ (24)	$ —	$ —	$ (42)
(b) ARO regulatory change	(8)	—	—	3	(5)
(c) Investigation and other related costs	—	—	—	64	64
(d) Reorganization costs	2	5	—	—	7
Impact to Earnings	$ (24)	$ (19)	$ —	$ 67	$ 24

24 Strategic & Financial Highlights - October 27, 2026

FirstEnergy

YTD 2025 Earnings Results

	(in millions, except for per share amounts)	GAAP					Special Items					Core				
		Dx	Int	SAT	Corp	FE	Dx	Int	SAT	Corp	FE	Dx	Int	SAT	Corp	FE
(1)	Electric	$5,508	$4,228	$1,420	$ 12	$11,168	$ 11 [f]	$ —	$ —	$ (14) [h]	$ (3)					
(2)	Other	123	35	15	(48)	125	—	—	—	—	—					
(3)	Total Revenues	5,631	4,263	1,435	(36)	11,293	11	—	—	(14)	(3)					
	Total Revenues															
(4)	Fuel	—	480	—	—	480	—	—	—	—	—					
(5)	Purchased power	1,808	1,559	—	15	3,382	—	—	—	(18) [h]	(18)					
(6)	Other operating expenses	1,831	980	247	(53)	3,005	(52) [a][g]	(37) [a][g]	—	(56) [a][c][e][g][h]	(145)					
(7)	Provision for depreciation	490	418	275	60	1,243	(1) [g]	—	—	(1) [c]	(2)					
(8)	Amortization (deferral) of regulatory assets, net	(71)	47	4	—	(20)	—	—	—	—	—					
(9)	General taxes	605	108	222	38	973	—	(1) [g]	—	—	(1)					
(10)	Total Operating Expenses	4,663	3,592	748	60	9,063	(53)	(38)	—	(75)	(166)					
(11)	Operating Income (Loss)	968	671	687	(96)	2,230	64	38	—	61	163					
(12)	Debt redemption costs	—	—	—	(24)	(24)	—	—	—	24 [d]	24					
(13)	Miscellaneous income (expense), net	73	59	17	(31)	118	(42) [a]	(45) [a]	—	10 [a][b]	(77)					
(14)	Interest expense	(301)	(208)	(237)	(153)	(899)	—	1 [f]	—	3 [c]	4					
(15)	Capitalized financing costs	20	48	61	2	131	—	—	—	—	—					
(16)	Total Other Expense	(208)	(101)	(159)	(206)	(674)	(42)	(44)	—	37	(49)					
(17)	Income taxes (benefits)	151	135	55	(49)	292	5 [a][f][g]	(2) [a][f][g]	—	14 [a]-[e][g][h]	17					
(18)	Income attributable to noncontrolling interest	—	—	195	—	195	—	—	—	—	—					
(19)	Earnings (Loss) Attributable to FE	$ 609	$ 435	$ 278	$ (253)	$ 1,069	$ 17	$ (4)	$ —	$ 84	$ 97	$ 626	$ 431	$ 278	$ (169)	$ 1,166
(20)	Average Shares Outstanding			577					577					577		
(21)	Earnings (Loss) per Share	$ 1.05	$ 0.75	$ 0.48	$ (0.43)	$ 1.85	$ 0.03	$ —	$ —	$ 0.14	$ 0.17	$1.08	$0.75	$0.48	$(0.29)	$2.02

Special Items (after-tax impact):	Dx	Int	SAT	Corp	FE
(a) Net Pension/OPEB credits	$ (9)	$ (17)	$ —	$ 1	$ (25)
(b) Signal Peak earnings impact	—	—	—	(1)	(1)
(c) ARO regulatory change	—	—	—	2	2
(d) Debt-related costs	—	—	—	19	19
(e) Investigation and other related costs	—	—	—	52	52
(f) Regulatory charges	8	—	—	—	8
(g) Reorganization costs	18	13	—	1	32
(h) Strategic transaction charges	—	—	—	10	10
Impact to Earnings	$ 17	$ (4)	$ —	$ 84	$ 97

25 Strategic & Financial Highlights - October 27, 2026

FirstEnergy